Item 77C

Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund, each a series of INVESTORS MUNICIPAL CASH FUND

The Proxy Statement on Schedule 14A for Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, Investors Michigan Municipal Cash Fund, Investors Pennsylvania Municipal Cash Fund and Tax-Exempt New York Money Market Fund, each a series of Investors Municipal Cash Fund (File No. 811-06108), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 21, 2002.